Exhibit 99.1

SONICWALL REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

Company grows revenue and pro forma earnings, ships record number of units

Sunnyvale, Calif. – April 20, 2004 – SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of integrated security, productivity and mobility solutions, today reported revenues of $31.8 million, pro forma earnings of $0.03 per diluted share, and cash flow from operations of $1.4 million for the first quarter ended March 31, 2004. Revenues in the quarter increased 11% sequentially compared to revenues of $28.6 million reported in the fourth quarter of 2003 and 57% compared to revenues of $20.3 million for the same period in 2003.

Net loss for the first quarter of 2004 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $159,000, or $0.00 per share, compared to the GAAP net loss of $3.9 million, or $0.06 per share, during the same period of the prior year, and compared to GAAP net loss of $1.3 million, or $0.02 per share for the fourth quarter of 2003. GAAP net loss for the first quarter of 2004 includes $1.1 million of amortization of purchased technology in cost of goods sold, $812,000 of amortization of intangible assets in operating expenses, $13,000 in restructuring charges, and $147,000 of stock-based compensation expense. GAAP net loss for the first quarter of 2003 includes $1.1 million of amortization of purchased technology in cost of goods sold, $1.4 million of amortization of intangible assets in operating expenses, $143,000 of stock-based compensation expense, restructuring charges of $162,000 and additional income tax benefit of $963,000. GAAP net loss for the fourth quarter of 2003 includes $1.1 million of amortization of purchased technology in cost of goods sold, $1.1 million of amortization of intangible assets in operating expenses, $164,000 in restructuring charges, and $268,000 of stock-based compensation expense.

Pro forma (non-GAAP) net earnings for the first quarter of 2004 were $1.9 million, or $0.03 per diluted share, compared to pro forma net loss for the same period a year ago of $2.0 million, or $0.03 per share. Pro forma net earnings for the fourth quarter of 2003 were $1.4 million, or $0.02 per diluted share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

“The first quarter of 2004 strongly follows the success started in 2003 with our focus on people, products and processes,” said Matt Medeiros, SonicWALL’s president and CEO. “We continued to score competitive wins with end customers such as bath and body care retailer Crabtree & Evelyn, the U.S. National Weather Service, a

major grocery story chain in Denmark, and the third largest retailer in France. Just as important, we continued to win over key distributors and resellers who have realized the value of partnering with a vendor who has a superior business proposition and who is completely committed to their success. As a result of these efforts, we garnered VARBusiness’ prestigious Five-Star Partner Rating as one of North America’s premier IT vendors.”

“On the product front in Q1, we shipped over 39,000 revenue units, grew ASPs, and increased our pro forma blended gross margin to 70%. The quarter also saw us ship our half-millionth appliance into distribution — a phenomenal achievement for our company and a testimonial to the sustained end-user recognition of the SonicWALL value proposition. In Q1, we launched the PRO 2040, recognizing that small businesses have the same security needs as large enterprises. This rack-mounted, entry-level PRO product provides smaller networks with the configuration flexibility and redundancy features typically associated with more expensive appliances. Our commitment to meeting the security needs of this market clearly struck the right note with our customers, as we sold nearly 1,900 PRO 2040s in the month it was available in Q1. CRN Test Center awarded the PRO 2040 its ‘Recommended’ stamp, noting it ‘offer[s] enterprise-level security at an affordable price.’ “

Concluded Medeiros, “The results for Q1 of 2004 illustrate continued revenue growth and pro forma profitability, increasing ASPs and pro forma gross margin, major channel partner and end customer wins, and award-winning products and channel programs.”

Additional highlights from the first quarter include:

•	Launched the Global Security Client. Comprising the Distributed Security Client (a personal firewall) and the easy-to-use Global VPN Client, the Global Security Client platform augments the SonicWALL security architecture with gateway-managed firewall policies and application security for remote and mobile workers.

•	Announced the PRO 5060. This appliance, expected to ship in Q2, will offer gigabit-class performance in a single rack unit for more complex distributed network topologies.

•	Announced Intrusion Prevention Service. Expected to ship in Q2, this full-featured solution will be available for the TZ 170 and PRO 2040, PRO 3060, PRO 4060, and PRO 5060 platforms. This new technology will deliver a configurable, high-performance, stateful deep packet inspection engine for extended protection to key Internet services such as Web, e-mail, file transfer, Windows services, DNS, instant messaging, and peer-to-peer applications.

•	Received PC PRO magazine Five-Star Award for the PRO 3060. “The 3060 is another fine example of SonicWALL’s security appliance range,” noted the prestigious UK publication.

Guidance for Q2 2004

For the second quarter of 2004, SonicWALL expects revenues to be in the range of $32 million to $33 million. The Company expects diluted earnings per share to be in the range of $0.02 to $0.03 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $2 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects earnings per share to be in the range of a loss of $0.01 to $0.00. During our Q2 earnings conference call in July, we will update annual guidance for 2004. This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss first quarter 2004 results will take place today at 2 p.m. PDT (5 p.m. EDT). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Kathy Fisher will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 5 p.m. PDT (8 p.m. EDT) today at the company’s website or by telephone at, through April 27, 2004 at +1 (800) 475-6701 (domestic) or +1 (320) 365-3844 (international), access code 727725.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding: increases in opportunities in the network security market, growth in spending in the information technology sector, the sustainability of market acceptance of SonicWALL products, our ability to outpace market growth rates, the ability to launch new products and services, such as the PRO 5060 and our Intrusion Prevention Service, in a timely manner, expected revenues of $32 to $33 million in the second quarter of 2004; expected diluted earnings per share of $0.02 to $0.03 on a non-GAAP basis, and expected loss per share of $0.01 to

$0.00 on a GAAP basis, in the second quarter of 2004. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.

SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, intrusion detection and prevention, SSL, anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive distributed enforcement architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the Nasdaq exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

For additional information, contact:

Denise Franklin (Investor Relations)

SonicWALL, Inc.

+1 (408) 752-7907

dfranklin@sonicwall.com

or

Allison Wagda (Media Relations)

SonicWALL, Inc.

+1 (408) 962-8162

awagda@sonicwall.com

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2004	March 31, 2003
Revenue:
Product	$22,718	$14,251
License and Service	9,117	6,055

Total Revenue	31,835	20,306
Cost of Revenue:
Product	8,120	5,837
License and Service	1,505	1,584
Amortization of Purchased Technology	1,136	1,136

Total Cost of Revenue	10,761	8,557

Gross Margin	21,074	11,749

Operating Expenses:
Research and Development	5,990	4,525
Sales and Marketing	11,258	10,046
General and Administrative	3,749	2,534
Amortization of Purchased Intangibles	812	1,405
Restructuring Charges	13	162
Stock-Based Compensation	147	143

Total Operating Expenses	21,969	18,815

Loss from Operations	(895)	(7,066)
Other Income, net	835	1,293

Loss before Taxes	(60)	(5,773)
Benefit from (Provision for) Income Taxes	(99)	1,900

Net Loss	$(159)	$(3,873)

Net Loss
Per Share:
Basic and Diluted	$(0.00)	$(0.06)

Shares Used in Per Share Calculations:
Basic and Diluted	70,051	67,557

SonicWALL, Inc.

PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Purchased Technology,

Amortization of Purchased Intangibles,

Restructuring Charges and Stock-Based Compensation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2004	March 31, 2003
Revenue:
Product	$22,718	$14,251
License and Service	9,117	6,055

Total Revenue	31,835	20,306
Cost of Revenue:
Product	8,120	5,837
License and Service	1,505	1,584

Total Cost of Revenue	9,625	7,421

Gross Margin	22,210	12,885

Operating Expenses:
Research and Development	5,990	4,525
Sales and Marketing	11,258	10,046
General and Administrative	3,749	2,534

Total Operating Expenses	20,997	17,105

Pro Forma Income (Loss) from Operations	1,213	(4,220)
Other Income, net	835	1,293

Pro Forma Income (Loss) before Taxes	2,048	(2,927)
Benefit from (Provision for) Income Taxes	(99)	937

Pro Forma Net Income (Loss)	$1,949	$(1,990)
Pro Forma Net Income (Loss) Per Share:
Basic	$0.03	$(0.03)
Diluted	$0.03	$(0.03)
Shares Used in Per Share Calculations:
Basic	70,051	67,557
Diluted	75,102	67,557

Reconciliation of the above pro forma amounts to GAAP net loss:

Pro forma Net Income (Loss)	$1,949	$(1,990)

Amortization of Purchased Technology	1,136	1,136
Amortization of Purchased Intangibles	812	1,405
Restructuring Charges	13	162
Stock-Based Compensation	147	143
Income Tax Effect	—	(963)

Net effect of Pro Forma Adjustments	2,108	1,883

Net Loss	$(159)	$(3,873)

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$70,830	$30,467
Short term investments	184,168	213,010
Accounts receivable, net	12,594	9,164
Inventories	2,862	1,955
Prepaid expenses and other	2,942	2,589

Total Current Assets	273,396	257,185

Property and equipment, net	4,623	4,903
Goodwill	97,953	97,953
Purchased intangibles, net	19,350	21,298
Other assets	434	382

	$395,756	$381,721

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,415	$7,376
Accrued restructuring	1,032	1,251
Accrued compensation and related benefits	6,660	4,988
Other accrued liabilities	4,185	3,830
Income taxes payable	791	827
Deferred revenue	21,679	19,180

Total Current Liabilities	40,762	37,452

Shareholders’ Equity	354,994	344,269

	$395,756	$381,721

SONICWALL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Net cash provided by operating activities	$1,424	$2,351

Cash flows from investing activities:
Purchase of property and equipment	(640)	(831)
Maturity and sale of short-term investments, net	28,861	12,456

Net cash provided by investing activities	28,221	11,625

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	10,718	662

Net cash provided by financing activities	10,718	662

Net increase in cash and cash equivalents	40,363	14,638
Cash and cash equivalents at beginning of period	30,467	23,030

Cash and cash equivalents at end of period	$70,830	$37,668